UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2016

ENERGOUS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36379	46-1318953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3590 North First Street

Suite 210

San Jose, CA 95134

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (408) 963-0200

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 9, 2016, Energous Corporation (the “Company”) and Ascend Legend Master Fund, Ltd. (“Investor”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which the Company agreed to sell to Investor 1,618,123 shares (“Shares”) of the Company’s common stock (“Common Stock”) at a price of $12.36 per share and a warrant (“Warrant”) to purchase up to 1,618,123 shares (“Warrant Shares”) of Common Stock at an exercise price of $23.00 per share. The Warrant may be exercised at any time between the date that is six months and a day after the closing date of the transaction (the “Closing Date”) and the five-year anniversary of the Closing Date.

The Securities Purchase Agreement also provides that, for a period of five years after the Closing Date (the “Voting Period”), Investor and its affiliates agreed to vote all of their shares of Common Stock in the manner recommended by the Company’s board of directors (the “Board”), with specified exceptions. In elections of Board members, Investor and its affiliates are obligated to vote their shares in favor of individuals recommended by the Board for election. During the Voting Period, Investor and its affiliates may not acquire any additional voting securities of the Company other than Warrant Shares without consent of the Board. Investor also agreed to restrictions on its ability to seek to control the management. Investor will not sell, transfer or otherwise dispose of the Shares for a period of six months after the closing of the transaction. The Company agreed to file registration statements registering the Investor’s re-offer and resale of the Shares and the Warrant Shares under certain circumstances.

Item 2.02.	Results of Operations and Financial Condition.

On August 9, 2016, the Company announced its unaudited financial results for the quarter ended June 30, 2016. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth by specific reference in such filing.

Item 3.02.	Unregistered Sales of Equity Securities.

On August 9, 2016, the Company and Investor entered into the Securities Purchase Agreement, pursuant to which the Company sold and issued to Investor 1,618,123 shares of Common Stock at a price of $12.36 per share and a warrant to purchase up to 1,618,123 shares of Common Stock at an exercise price of $23.00 per share. The Warrant may be exercised at any time between the date that is six months and a day after the Closing Date and the five-year anniversary of the Closing Date. The offer and sale of these securities was exempt from registration under the Securities Act, pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder, based on the fact that it was a sale to only one purchaser, which immediately prior to making the sale the Company believed to be an accredited investor.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated August 9, 2016, issued by Energous Corporation, furnished herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGOUS CORPORATION

Date: August 9, 2016	By:	/s/ Brian Sereda
Brian Sereda
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release, dated August 9, 2016, issued by Energous Corporation, furnished herewith.

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